PRICING SUPPLEMENT
Pricing Supplement Dated: September 2nd, 2003	Rule 424(b)(2)
(To Prospectus Supplement Dated May 3, 2002 and Prospectus Dated April 12,2000)	File No. 333-33814
Pricing Supplement No. 0058

U.S. $ 500,000,000

MARSHALL & ILSLEY CORPORATION

MINOTESSM

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Trade Date: 09/02/03

Issue Date: 09/05/03

Purchasing Agent: A.G. Edwards & Sons, Inc.

Agents: Robert W. Baird & Co., Merrill Lynch & Co., Prudential Securities, UBS PaineWebber Inc.

CUSIP	AGGREGATE PRINCIPAL AMOUNT	PRICE TO PUBLIC	CONCESSION	NET PROCEEDS TO ISSUER	SENIOR OR SUB-ORDINATED	INTEREST RATE
57183MCK4	3,103,000.00	100%	2.50%	3,025,425.00	Senior	5.25% to 9/15/08
						6.00% to 8/15/13
						7.00% to 8/15/18
						8.00% to 8/15/23

INTEREST PAYMENT FREQUENCY	FIRST COUPON DATE	MATURITY DATE	SURVIVOR'S OPTION	REDEMPTION OR REPAYMENT YES/NO	REDEMPTION/ REPAYMENT TERMS
Semi-Annual	3/15/04	9/15/23	Yes	Yes	Redemption Dates:
9/15/05 and semi-annually
Thereafter on each
Interest payment date

Other Terms: Marshall & Ilsley Corporation MiNotes will be subject to redemption at the option of Marshall & Ilsley Corporation, at Par on the Interest Payment Date(s) occurring on or after 9/15/05 at a redemption price equal to 100% of the principal amount of the Marshall & Ilsley MiNotes, plus any accrued interest thereon, if any, upon at least 30 days prior notice to DTC, as the holder of the notes, as described in the Prospectus Supplement

On June 19, 2003, Merrill Lynch, Pierce, Fenner & Smith Incorporated was appointed as agent.

02904.0004 #410922